UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2007

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY	14604-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 25, 2007, the Company entered into letter waivers (the “Letter Waivers”) in connection with its $400,000,000 Five Year Revolving Credit Agreement, dated July 26, 2005 (the “U.S. Credit Agreement”), and its five-year $375,000,000 term loan agreement, dated November 29, 2005, in favor of Bausch & Lomb B.V. and guaranteed by the Company (the “Term Loan Agreement”).  The Letter Waivers, effective as of May 16, 2007, waive provisions that could create an event of default under the U.S. Credit Agreement or Term Loan Agreement as a result of the Company entering into the Agreement and Plan of Merger with affiliates of Warburg Pincus LLC, dated May 16, 2007.  Copies of the Letter Waivers are attached to this report as Exhibit 99.1 and Exhibit 99.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired. — Not applicable

(b)	Pro forma financial information. — Not applicable

(c)	Exhibits. The following exhibits are filed as part of this report:

99.1 Letter Waiver (U.S. Credit Agreement), dated May 25, 2007

99.2 Letter Waiver (Term Loan Agreement), dated May 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Efrain Rivera
Efrain Rivera
Senior Vice President and Chief Financial Officer

Date: May 29, 2007